CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the references to our firm in this Registration Statement on Form N‐1A of Aptus
Deferred Income ETF and Aptus Large Cap Upside ETF, each a series of ETF Series Solutions, under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
October 4, 2024